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                             RALCORP HOLDINGS, INC.
                        OFFER TO PURCHASE FOR CASH UP TO
                      5,000,000 SHARES OF ITS COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT IN EXCESS OF $16.00
                         NOR LESS THAN $14.00 PER SHARE

          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 13, 1998,
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated October 16, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Ralcorp Holdings, Inc., a Missouri corporation (the "Company"), to purchase 5,000,000 shares (or such lesser number of shares as are properly tendered and not withdrawn) of its $.01 par value Common Stock (the "Shares") (including the associated Stock Purchase Rights issued pursuant to the Shareholder Protection Rights Agreement, dated as of December 27, 1996, between the Company and the Rights Agent named therein, as amended), at prices not in excess of $16.00 nor less than $14.00 per Share in cash, specified by such stockholders, upon the terms and subject to the conditions set forth in the Offer. Unless the context otherwise requires, all references to the Shares shall include the associated Rights.

     The Company will determine the single per Share price, not in excess of $16.00 nor less than $14.00 per Share, net to the seller in cash (the "Purchase Price"), that it will pay for Shares properly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest Purchase Price that will allow it to buy 5,000,000 Shares (or such lesser number of Shares as are properly tendered at prices not in excess of $16.00 nor less than $14.00 per Share). All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions. All Shares acquired in the Offer will be acquired at the Purchase Price. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration will be returned at the Company's expense to the stockholders who tendered such Shares. The Company reserves the right, in its sole discretion, to purchase more than 5,000,000 Shares pursuant to the Offer. See Sections 1 and 14 of the Offer to Purchase.

     If the number of Shares validly tendered and not withdrawn on or prior to the Expiration Date is less than or equal to 5,000,000 Shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer), the Company will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price all Shares so tendered.

     Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 5,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not withdrawn, the Company will buy Shares first from Odd Lot Holders (as defined in the Offer to Purchase) who properly tender all their Shares at or below the Purchase Price and then on a pro rata basis from all other stockholders who properly tender Shares at prices at or below the Purchase Price (and do not withdraw them prior to the Expiration Date). See Sections 1 and 3 of the Offer to Purchase.

     We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

     We call your attention to the following:

          1. You may tender Shares at prices not in excess of $16.00 nor less than $14.00 per Share as indicated in the attached Instruction Form, net to you in cash.

          2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, November 13, 1998, unless the Company extends the Offer.

          4. The Offer is for 5,000,000 Shares, constituting approximately 15.8% of the Shares outstanding as of October 16, 1998.

          5. Tendering stockholders who are registered holders will not be obligated to pay any brokerage commissions or solicitation fees to the Dealer Manager, Depositary, Information Agent or the Company or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

          6. If you held beneficially or of record, as of the close of business on October 15, 1998 and continue to hold as of the Expiration Date, an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

          7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each such price you will accept for each such portion tendered.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

     YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, NOVEMBER 13, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

     As described in Section 1 of the Offer to Purchase, if more than 5,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) have been properly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

     (a) first, all Shares tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined in the Offer to Purchase) who:

          (1) tenders all Shares owned beneficially or of record by such Odd Lot Holder at a price at or below the Purchase Price (tenders of less than all Shares owned by such stockholder will not qualify for this preference); and

          (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and if applicable on the Notice of Guaranteed Delivery; and

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

     (b) second, after purchase of all of the foregoing Shares, all other Shares properly tendered at prices at or below the Purchase Price and not withdrawn prior to the Expiration Date on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in Section 1 of the Offer to Purchase.

     The Offer is being made to all holders of Shares. The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in such jurisdiction. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer is being made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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

                                INSTRUCTION FORM
          INSTRUCTIONS FOR TENDER OF SHARES OF RALCORP HOLDINGS, INC.

     Please tender to Ralcorp Holdings, Inc. (the "Company"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by
(us) (me) and registered in your name, upon terms and subject to the conditions contained in the Offer to Purchase of the Company dated October 16, 1998, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

               NUMBER OF SHARES TO BE TENDERED:           SHARES
------------------------------------------------------------------------------
                                    ODD LOTS

[ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on October 15, 1998, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

    In addition, the undersigned is tendering Shares either (check one box):

[ ] at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

[ ] at the price per Share indicated below under "Price (In Dollars) Per Share
    At Which Shares Are Being Tendered."

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        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

--------------------------------------------------------------------------------

                              CHECK ONLY ONE BOX.

            IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES

     (Stockholders who desire to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered.)

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
[ ]   $14.000   [ ]   $14.500   [ ]   $15.000   [ ]   $15.500
[ ]   $14.125   [ ]   $14.625   [ ]   $15.125   [ ]   $15.625
[ ]   $14.250   [ ]   $14.750   [ ]   $15.250   [ ]   $15.750
[ ]   $14.375   [ ]   $14.875   [ ]   $15.375   [ ]   $15.875
                                                [ ]   $16.000

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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE
TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.
--------------------------------------------------------------------------------

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

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PRICE OR PRICES SHARES SHOULD BE TENDERED.

Signature(s):                                          Address:
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                                                            (Including Zip Code)

Name(s):
        -------------------------------------------     Area Code/Phone Number:
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             (Please Print)                             Date:
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(Taxpayer Identification or Social Security Number)









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